UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

Bottomline Technologies (de), Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2007, the compensation committee of the board of directors of Bottomline Technologies (de), Inc. (the “Registrant”) established a cash bonus plan for Robert Eberle and Peter Fortune for the fiscal year ended June 30, 2008 (the “Bonus Plan”).  The Bonus Plan provides for the payment of cash bonuses of up to 100% of base salary based upon the achievement of revenue and operating income targets established by the committee and the achievement of key management objectives.  The cash bonuses are based on a percentage of base compensation and are intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end.  Determinations regarding the bonuses are at the discretion of the committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2007, the board of directors of the Registrant adopted an amendment (the “Amendment”) to the Registrant’s Amended and Restated By-laws to clarify the ability of the Registrant to issue uncertificated securities through a direct registration system.  The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

See Exhibit Index attached hereto.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

August 24, 2007	By:	/s/ Kevin Donovan
Kevin Donovan
Chief Financial Officer and Teasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1 to Amended and Restated By-laws of Bottomline Technologies (de), Inc.